Exhibit 8.2

July 26, 2013

Frank’s International N.V.

Prins Bernhardplein 200

1097 JB Amsterdam, The Netherlands

RE:	Frank’s International N.V. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Frank’s International N.V. (the “Company”), a company organized under the laws of The Netherlands, with respect to certain legal matters in connection with the offer and sale of its common stock. We have also participated in the preparation of a Prospectus dated July 29, 2013 (the “Prospectus”), forming part of the Registration Statement on Form S-l, No. 333-188536 (as amended, the “Registration Statement”). This opinion is based on the facts and assumptions disclosed in the Registration Statement.

In our capacity as counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced document. In addition, in rendering this opinion we have assumed the truth and accuracy of all statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

We hereby confirm that all statements of legal conclusions contained in the discussion in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations” constitute the opinion of Vinson & Elkins L.L.P. with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.

No opinion is expressed as to any matter not discussed in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations.” We are opining herein only as to the federal income tax matters described above, and we express no opinion with respect to the applicability to, or the effect on, any transaction of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

This opinion is rendered to you as of the effective date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent. However, this opinion may be relied upon by you and by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including persons purchasing common shares pursuant to the Registration Statement.

We hereby consent to the filing of this opinion of counsel as Exhibit 8.2 to, and the incorporation by reference of this opinion of counsel into, the Registration Statement and to the reference to our firm in the Prospectus. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.